Table of Contents

Exhibit 8.1

     We conduct our cable television and related activities through a group of companies that we have acquired and developed over the past decade. Set forth in the table below is a list of our direct and indirect subsidiaries, as of December 31, 2008:

	Jurisdiction of
	Incorporation or	Direct
Name of Subsidiary	Organization	Interest	Total Interest
		(percent)	(percent)
Consolidated entities
Net Belo Horizonte Ltda.	Brazil	-	100.00
Net Brasília Ltda.	Brazil	-	100.00
Net Rio Ltda.	Brazil	100.00	100.00
Net Recife Ltda.	Brazil	100.00	100.00
Net São Paulo Ltda.	Brazil	97.40	100.00
Net Campinas Ltda.	Brazil	-	100.00
Net Indaiatuba Ltda.	Brazil	100.00	100.00
Net São Carlos Ltda.	Brazil	100.00	100.00
Net Franca Ltda.	Brazil	100.00	100.00
Net Sul Comunicações Ltda.	Brazil	100.00	100.00
Reyc Comércio e Participação Ltda.	Brazil	26.94	100.00
Net Anápolis Ltda.	Brazil	-	100.00
Net Bauru Ltda.	Brazil	9.06	100.00
Net Campo Grande Ltda.	Brazil	-	100.00
Net Goiânia Ltda.	Brazil	-	100.00
Net Ribeirão Preto Ltda.	Brazil	12.07	100.00
Net São José do Rio Preto Ltda.	Brazil	-	100.00
Net Sorocaba Ltda.	Brazil	-	100.00
Horizonte Sul Comunicações Ltda.	Brazil	-	100.00
DR – Empresa de Distribuição e Recepção de TV Ltda.	Brazil	-	100.00
Antenas Comunitárias Brasileiras Ltda.	Brazil	-	100.00
Net Paraná Comunicações Ltda.	Brazil	-	100.00
Net Florianópolis Ltda. (**)	Brazil	78.14	100.00
Net Maringá Ltda.	Brazil	-	100.00
Net Arapongas Ltda.	Brazil	-	100.00
TV Cabo Criciúma Ltda.	Brazil	40.00	100.00
Net Londrina Ltda.	Brazil	86.45	100.00
Net Jundiaí Ltda. (formerly TV Cabo e Comunicações de Jundiaí Ltda.) (*)	Brazil	-	-
Vivax Ltda. (formerly Vivax S.A.):	Brazil	100.00	100.00
Canbras TVA Cabo Ltda.	Brazil	-	100.00
Horizon Line Brasil Ltda.	Brazil	8.18	100.00
TV Eucalipto Ltda.	Brazil	-	100.00
614 TVH Vale Ltda.	Brazil	-	100.00
TV Mogno Ltda.	Brazil	-	100.00
Jacareí Cabo S.A.	Brazil	-	83.00
614 Telecomunicações Ltda.(formerly under BIGTV brand):	Brazil	100.00	100.00
614 Serviços de Internet Maceió Ltda.	Brazil	-	100.00
614 TVT Maceió S.A.	Brazil	50.00	100.00
614 Seviços de Internet João Pessoa Ltda.	Brazil	-	100.00
614 TVP João Pessoa S.A.	Brazil	50.00	100.00
614 Interior Linha S.A.	Brazil	-	100.00
Zerelda Participações Ltda.	Brazil	-	100.00
TV a Cabo Guarapuava Ltda.	Brazil	-	100.00
TV Jacarandá Ltda.	Brazil	-	100.00
TV a Cabo Cascavél Ltda.	Brazil	-	100.00
EBS Empresa Brasileira de Sinais Ltda.	Brazil	-	100.00
TVC Oeste Paulista Ltda.	Brazil	-	100.00
614 TVG Guarulhos S.A.	Brazil	-	100.00

(*) As part of our ongoing corporate restructuring plan, Net Jundiaí Ltda. identified in the table above was merged into Net Serviços de Comunicação S.A. in 2008.
(**) As part of our ongoing corporate restructuring plan, Net Florianópolis Ltda. identified in the table above was merged into Net Serviços de Comunicação S.A. in February 2009.